SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 21, 2005

ION NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

000-13117

22-2413505

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(State or Other Jurisdiction

   (Commission File Number)

(IRS Employer

of Incorporation)

     Identification No.

   120 Corporate Boulevard

South Plainfield, New Jersey

07080

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(Address of principal executive offices)

(Zip Code)

(Registrant’s telephone number, including area code)  (908) 546-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 21, 2005, ION Networks, Inc. (the “Company”), entered into an asset based revolving credit facility (the “Credit Agreement”), for $2.5 million with Bridge Bank, N.A. The revolving Credit Agreement has a two-year term, provides for advances of up to $2.0 million against 80% of eligible accounts receivables and an additional $500,000 against inventory capped at 30% of eligible accounts receivables. The interest rate is prime plus 1.75% with a minimum prime rate of 6.25%. Certain assets of the Company secure the credit facility.

The Credit Agreement contains customary affirmative and negative covenants and also contains certain financial covenants, including those relating to (a) the month ending September 30, 2005 and each month thereafter, maintain a monthly net profit after tax, as such term is defined by GAAP, of at least $1.00; and beginning with the quarter ending December 31, 2005 and for each quarter thereafter, maintain a quarterly net profit after tax of at least $1.00, provided however, Borrower is allowed to incur an intra-quarter monthly net loss of not greater than ($100,000), and (b) maintain a monthly current ratio of at least 1.20 to 1.00.

The Credit Agreement includes usual and customary events of default (subject to applicable grace periods) for facilities of this nature and provides that, upon the occurrence of an event of default, payment of all amounts payable under the Credit Agreement may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments shall automatically terminate.

In a press release dated September 26, 2005, Ion announced the completion of the credit facility.  The press release is attached to this filing as Exhibit 99.1.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.1

Press Release of Ion Networks, Inc. issued September 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION NETWORKS, INC.

Dated:   September 26, 2005

By:_/s/ Patrick E. Delaney__________

                                              Patrick E. Delaney

                                              Chief Financial Officer

EXHIBIT INDEX

EXHIBIT

DESCRIPTION

99.1

Press Release of Ion Networks, Inc. issued September 26, 2005.